Form of Agreement for Stock Option Award to Non-Employee Directors under	Exhibit 10(d)
the Company’s 2002 Stock Incentive Plan (fully vested)

Grant Number:

Grant Date	Option Shares	Exercise Price $	Expiration Date

THIS CERTIFIES THAT UnitedHealth Group Incorporated (the “Company”) has on the Grant Date specified above granted to

«Name»

(“Optionee”) the option (the “Option”) to purchase that number of shares of UnitedHealth Group Incorporated Common Stock, $.01 par value per share (the “Common Stock”), indicated above (the “Option Shares”). The Option that this Certificate represents is fully exercisable from the Grant Date set forth above until the Expiration Date.

By accepting this Option the holder acknowledges that the holder of this Option will not have any of the rights of a shareholder with respect to the Option Shares until the holder has duly exercised the Option and paid the Exercise Price in accordance with this Certificate. The holder further acknowledges and agrees that the Company may deliver, by electronic mail, the use of the Internet or Company intranet web pages or otherwise, any information concerning the Company, this Option, the UnitedHealth Group Incorporated 2002 Stock Incentive Plan (the “Plan”), pursuant to which the Company granted this Option, and any information required by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

This Option is subject to the further terms and conditions set forth below and to the terms of the Plan. A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Certificate, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

Nonqualified Option. The Company does not intend that the Option shall be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.

Termination of Option. The Option shall terminate on the Expiration Date. This Option shall in no event be exercisable after the Expiration Date.

Departure of Optionee from the Board. If the Optionee departs from the Board of Directors of the Company for any reason, all Option Shares shall remain exercisable until the Expiration Date. If the Optionee dies while in office as a director or following his or her departure from the Board of Directors, the Optionee’s personal representatives or administrators or any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution may exercise the Option Shares in accordance with the terms of this paragraph.

Manner of Exercise. On the terms set forth herein, the Option may be exercised in whole or in part from time to time by delivering notice of exercise to the Company, accompanied by payment of the Exercise Price (i) in cash, by wire transfer, certified check or bank cashier’s check payable to the Company, (ii) by delivery of shares of Common Stock already owned by the Optionee or (iii) by delivery of a combination of cash and such shares; provided, that Optionee shall not be entitled to tender shares of Common Stock pursuant to successive, substantially simultaneous exercises of options to purchase Common Stock. Any shares already owned by the Optionee referred to in the preceding sentence must have been owned by the Optionee for no less than six months prior to the date of exercise of the Option if such shares were acquired upon the exercise of another option or upon the vesting of restricted stock or restricted stock units. Notwithstanding anything to the contrary in this Certificate, the Company shall not be required to issue or deliver any shares of Common Stock upon exercise of any Option until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable have been and continue to be satisfied (including an effective registration of the shares under federal and state securities laws).

No Other Rights. This Option does not confer on the Optionee any right to continue as a director of the Company, nor shall it interfere in any way with the right of the Company to terminate such directorship at any time.

Transfer. During the Optionee’s lifetime, only the Optionee or a transferee pursuant to clause (ii) of the following sentence can exercise the Option. The Optionee may not transfer the Option except (i) by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder or (ii) by gift to a “family member,” as such term is defined in the General Instructions to Form S-8 under the Securities Act of 1933 (or any successor form), of the Optionee. Following a transfer pursuant to clause (ii), no subsequent transfers pursuant to clause (ii) shall be permitted. Any attempt to otherwise transfer the Option shall be void.

Adjustments to Option Shares. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or other similar corporate transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Option (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of the Option), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares (or other securities or other property) subject to the Option and (ii) the exercise price with respect to the Option; provided, however, that the number of shares covered by the Option shall always be a whole number. Without limiting the foregoing, if any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company’s assets to another entity, shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for such shares, the Optionee shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Certificate and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the Option, with appropriate adjustments to prevent diminution or enlargement of benefits or potential benefits intended to be made available under the Option, such shares of stock, other securities, cash or other assets as would have been issued or delivered to the Optionee if the Optionee had exercised the Option and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such reorganization, consolidation, merger or sale unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such reorganization, consolidation or merger or the entity purchasing such assets shall assume by written instrument the obligation to deliver to the Optionee such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, the Optionee may be entitled to purchase or receive.

Other. An original record of this Certificate and all the terms thereof is held on file by the Company. To the extent there is any conflict between the terms contained in this Certificate and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

Governing Law. The validity, construction and effect of this Option and any rules and regulations relating to the Option and this Certificate shall be determined in accordance with the laws of the State of Minnesota (without regard to its conflict of laws principles).

THIS CERTIFICATE REPRESENTS AN OPTION TO PURCHASE SHARES OF COMMON STOCK AND DOES NOT CONSTITUTE OR REPRESENT SHARES OF COMMON STOCK

NON-NEGOTIABLE